Exhibit 1.1

AMENDMENT NO. 3 TO AT MARKET ISSUANCE SALES AGREEMENT

April 14, 2023

B. Riley Securities, Inc.

299 Park Avenue, 21st Floor

New York, NY 10171

Cantor Fitzgerald & Co.

110 East 59th Street

New York, NY 10022

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Mustang Bio, Inc., a Delaware corporation (the “Company”), together with B. Riley Securities, Inc. (formerly B. Riley FBR, Inc.) (“B. Riley”), Cantor Fitzgerald & Co. (“Cantor”), National Securities Corporation (“NSC”), Oppenheimer & Co. Inc. (“Oppenheimer”) and H.C. Wainwright & Co., LLC (“Wainwright”; each of B. Riley, Cantor, NSC, Oppenheimer and Wainwright individually an “Original Agent” and collectively, the “Original Agents”), are parties to that certain At Market Issuance Sales Agreement dated July 27, 2018, as amended on July 20, 2020 and December 31, 2020 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.  The Company and Original Agents desire to amend the Original Agreement as set forth in this Amendment No. 3 thereto (this “Amendment”) as follows:

1.

The definitions of “Agent” and “Agents” in the first paragraph of the Original Agreement are hereby amended to remove National Securities Corporation (“NSC”) and Oppenheimer & Co. Inc. (“Oppenheimer”).

2.	The definition of “Exchange” in the first sentence of Section 3 is hereby amended to refer to The Nasdaq Stock Market, LLC.

3.Section 6(k) is hereby amended to replace:

“(i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act, including compliance with General Instruction I.B.1 of Form S-3, as applicable.”

With,

“At the time the Registration Statement was or will be declared effective, and at the time the Company’s most recent Annual Report on Form 10-K was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form S-3 under the Securities Act, including, but not limited to, General Instruction I.B.6 of Form S-3, if applicable. As of the close of trading on the Exchange on March 30, 2023, the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (as defined in Rule 405) (the “Non-Affiliate Shares”), was approximately $56.4 million (calculated by multiplying (x) the price at which the common equity of the Company was last sold on the Exchange on February 15, 2023 times (y) the number of Non-Affiliate Shares). The Company is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in General Instruction I.B.6 of Form S-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.”

4.Section 10 of the Original Agreement is updated to remove:

“National Securities Corporation

200 Vesey Street, 25th Floor

New York, NY 10281

Attention: Fred Knopf, Chief Legal Officer

Telephone: (212) 417-8155

Email: fknopf@nhldcorp.com

Oppenheimer & Co. Inc.

85 Broad Street, 23rd Floor

New York, NY 10004

Attention: Peter Vogelsang, OGC

Telephone: (212) 667-8195

Email: peter.vogelsang@opco.com”

5.With respect to issuances of Placement Shares that occur on or after the date this Amendment becomes effective, reference to the “Prospectus Supplement” in the Agreement shall refer to the prospectus supplement, as amended by Amendment No. 1 filed with the Commission by the Company on April 14, 2023.

6.All references to “July 27, 2018 (as amended by Amendment No. 1, dated July 20, 2020, Amendment No. 2, dated December 31, 2020)” set forth in Schedule 1 and Exhibit 7(l) of the Original Agreement are revised to read “July 27, 2018 (as amended by Amendment No. 1, dated July 20, 2020, Amendment No. 2, dated December 31, 2020 and Amendment No. 3, dated April 14, 2023)”.

7.Except as specifically set forth herein, all other provisions of the Original Agreement shall remain in full force and effect.

8.This Amendment together with the Original Agreement (including all exhibits attached hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agents.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

9.EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND THE AGENTS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

10.THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

11.Each of the Company and the Agents agrees that any legal suit, action or proceeding arising out of or based upon this Amendment or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to a party’s address set forth in Section 10 of the Original Agreement, as amended by this Amendment, shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court. Each of the Company and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

12.This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Delivery of an executed amendment by one party to the other may be made by facsimile transmission or electronic transmission (e.g., PDF).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agents, please so indicate in the space provided below for that purpose, whereupon this Amendment shall constitute a binding amendment to the Original Agreement between the Company and the Agents.

Very truly yours,

B. RILEY SECURITIES, INC.

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Senior Managing Director

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

[Signature Page to Amendment No. 3 to At Market Issuance Sales Agreement]

ACCEPTED as of the date first-above written:

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Name:	Manuel Litchman, M.D.
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 3 to At Market Issuance Sales Agreement]